UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 16, 2007

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2007, Decorize, Inc. (“Decorize”) appointed Ms. Billie J. Montle as Interim Vice President of Finance. Prior to this appointment, Ms. Montle has been serving as Decorize’s Corporate Controller since December 2006, and she will continue to serve in that role also. Ms. Montle’s appointment as Decorize’s principal financial officer relieves Mr. Stephen R. Crowder, Decorize’s current President and Chief Executive Officer, of the responsibilities of Vice President of Finance, which he had assumed on an interim basis in November 2006.

Prior to joining the Company, from 2003 through 2006, Ms. Montle served as a regional controller in the Denver office of Houston-based Stewart and Stevenson, LLC, an integrated oilfield services company and provider of capital and rental equipment and aftermarket parts and service to the oil and gas industry. From 2000 through 2003, Ms. Montle worked for J.D. Edwards, a software company headquartered in Denver, Colorado. Ms. Montle earned a Bachelor of Science in Business Administration from the University of Colorado at Boulder and an MBA from the University of Colorado at Denver. Ms. Montle is also a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: February 16, 2007	By:	/s/ Stephen R. Crowder
Name: Stephen R. Crowder
Title: President and Chief Executive Officer